UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934
Date of Report (or Date of Earliest Event Reported): October 25, 2005
Trinsic, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-28467	59-3501119
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
601 South Harbour Island Boulevard, Suite 220
Tampa, Florida 33602
(Address of Principal Executive Offices)
(813) 273-6261
(Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
SIGNATURE

Section 5 — Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement
     We have entered into a definitive agreement to acquire from Sprint Nextel Corp. (NYSE: S) substantially all the Sprint Nextel’s local access lines for which we currently provide services under a wholesale, “private-label” arrangement. We currently provide wholesale services for approximately 187,000 Sprint local lines, located mostly in the eastern U.S. We expect a lesser number of lines will transfer at closing because of normal attrition. The closing is anticipated for early 2006, pending regulatory approval and the satisfaction of customary closing conditions. The Agreement sets the purchase price at $100 per line (subject to certain adjustments to account for excess line attrition), of which 25% will be due at closing. The remainder will be due in 15 equal, monthly installments. The Agreement also contains customary representations, warranties, covenants and conditions, as well as indemnification provisions subject to specified limitations.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
Dated: October 28, 2005.

TRINSIC, INC.
BY:	/s/ Horace J. Davis, III
Name:	Horace J. Davis, III
Title:	Chief Executive Officer

A signed original of this Form 8-K has been provided to Trinsic, Inc. and will be retained by Trinsic, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.